                                                                    EXHIBIT 99.2


             DEAR FRIEND (CLOSED ACCOUNTS)-HOME FEDERAL LETTERHEAD


INSERT DATE


Dear Friend,


The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership will increase Home Federal's capital which will enable Home Federal to support future banking activities.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. ("Home Bancorp") Home Bancorp will own all of the common stock of Home Federal. Home Bancorp is offering up to 6,612,500 shares of its common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As a former depositor of Home Federal on either March 31, 1995, June 30, 1996, or August xx, 1996, you have a preferential right to subscribe to purchase the common stock of Home Bancorp during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:


 . PROSPECTUS: This document provides detailed information about Home Federal's operations and the proposed stock offering. Please read it carefully.

 . STOCK QUESTIONS AND ANSWERS: This brochure answers key questions about the Conversion.

 . STOCK ORDER FORM and CERTIFICATION FORM to be completed in order to purchase shares of Home Bancorp common stock. Payment by check or money order must accompany each stock order form and certification form. This order must be received by Home Bancorp of Elgin, Inc. not later than 12:00 Noon, Central Time, on September xx, 1996.

If you would like to purchase Home Bancorp stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Information Center as soon as possible at (847) 289-3010.

We believe it is in the best interest of Home Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Information Center at (847) 289-3010.

Sincerely,



George L. Perucco
President and
Chief Executive Officer


Enclosures



  This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock. The offer is made only by the prospectus, copies of which may be obtained by contacting the stock information center.

  The shares of common stock offered in the conversion are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency.

                  {DEAR STOCK HOLDER-HOME BANCORP LETTERHEAD}


{INSERT DATE}


Welcome Stockholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Home Bancorp of Elgin, Inc. As a stockholder, you have our commitment to keep you informed of Home Bancorp's financial performance and condition.

Please examine your stock certificate to be certain that it is properly registered and that it represents the correct number of shares that you have purchased. If you have any questions or concerns about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 (TRANSFER AGENT)
                                 (Address & Telephone #)


Please remember that your certificate is a negotiable security which should be kept in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors and the employees of Home Bancorp of Elgin, Inc. and Home Federal Savings and Loan Association of Elgin, we would like to thank you for supporting our offering.

Sincerely,



George L. Perucco
President and  Chief Executive Officer



THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                             QUESTIONS AND ANSWERS
                                ABOUT INVESTING


You can be one of the charter stockholders of Home Bancorp of Elgin, Inc. ("Home Bancorp"), the proposed holding company of Home Federal Savings and Loan Association of Elgin ("Home Federal"). Home Bancorp is "going public" as part of Home Federal's conversion to a federally chartered stock savings and loan association. Now you have the opportunity to become an owner of your bank.
This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Home Bancorp.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.


ABOUT THE TRANSACTION

Q:   WHAT IS A CONVERSION?

A: Home Federal presently operates as a federally-chartered mutual savings and loan association. It has no stockholders, and its directors are elected by our member savers and borrowers. After the Conversion, we will be a federally chartered stock savings and loan association owned by a holding company. This holding company, Home Bancorp, will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of its common stock to Home Federal's members, employee stock ownership plan, employees and directors. Any shares that remain unsold may then be offered to members of the general public.

Q:   WHAT IS HOME BANCORP AND WHY IS IT BEING FORMED?

A: Home Bancorp is a newly organized Delaware holding company created by Home Federal specifically to purchase 100% ownership in Home Federal upon its conversion to stock form. The holding company is offering shares of its Common Stock for sale to Home Federal's members and, if shares are available, to the general public. All of the common stock to be issued by Home Federal will be owned by the holding company. The additional capital provided through the offering of Home Bancorp stock will support future lending activities and local expansion of the financial services currently offered through Home Federal.

Q:   WHAT ARE THE BENEFITS OF CONVERSION?

A: The conversion and sale of stock will increase Home Federal's capital and enable it to:

     .  Enhance its ability to access capital markets;

     .  Expand its current operations;

     .  Acquire other financial institutions or branch offices;

     . Provide affordable home financing opportunities to the communities it serves; and

     . Diversify into other financial services to the extent allowable by applicable law.

Q:   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNTS?

A: No. The Conversion will not affect the amount, interest rate or withdrawal rights of your deposit account (unless you elect to purchase stock in the Conversion and pay for your stock by authorizing a withdrawal from a Home Federal account). Deposit accounts at Home Federal will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. Your deposit accounts are not being converted to stock. The rights and obligations of borrowers under their loan agreements also will not be affected.

Q:   HOW DO I BENEFIT FROM THE CONVERSION?

A: The Conversion is expected, among other things, to enable Home Federal to provide the customers and communities it serves with a higher level of service and access to a broader variety of financial products and services. Also, while you are not obligated to become a stockholder of Home Bancorp, you will have the opportunity to purchase shares at the initial public offering price and at no commission cost to you.

ABOUT INVESTING

Q:   WHO MAY PURCHASE STOCK?

A: Home Bancorp is currently conducting a Subscription Offering. All of the persons listed below may subscribe to purchase common stock during the Subscription Offering.

     . Eligible Account Holders. Persons who had savings deposits totaling $50 or more at Home Federal on the Eligibility Record Date, March 31, 1995;

     .  Employee Stock Ownership Plan of Home Federal or Home Bancorp;

     . Supplemental Eligible Account Holders. Persons who had savings deposits totaling $50 or more at Home Federal on the Supplemental Eligibility Record Date, June 30, 1996, but not as of March 31, 1995 (and not including directors, officers or their associates);

     . Other Members. Depositors other than eligible account holders and supplemental eligible account holders on the Voting Record Date, _________, 1996, as well as borrowers on the Voting Record Date; and

     . Home Bancorp may also conduct a direct Community Offering after the Subscription Offering, with a first preference given in the direct Community Offering to natural persons residing in the counties in which Home Federal has offices.

Q:   WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

A: The aggregate value of Home Bancorp's stock has been determined by an independent, nationally recognized appraisal firm. The Subscription Price per share is $10.00. Up to 6,612,500 shares or, under certain circumstances, up to 7,604,375 shares are being offered for sale.

Q:   WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

A: Yes. All the subscribers, including the Board of Directors and management, pay the same price during the Subscription Offering.

Q:   ARE DEPOSITORS OBLIGATED TO BUY STOCK?

A:   No.  But our members receive a priority subscription right to purchase the common stock.

Q:   HOW MUCH COMMON STOCK MAY I PURCHASE?

A: The minimum purchase is 25 shares, or $250. The maximum amount which an individual (or individuals exercising subscription rights through a single Home Federal account) may purchase in the Subscription Offering is $200,000. The maximum that an individual may purchase in the Community Offering is also $200,000. No individual, together with associates and persons acting in concert, may purchase in the Offering more than 1% of the stock sold.

     The Prospectus sections entitled "The Conversion--Subscription Offering and Subscription Rights" and " -- Community Offering" more fully describe the purchase limits and the stock allocation procedures in case of oversubscription.

Q:   IS THE STOCK INSURED BY THE FDIC?

A: No. Like any other common stock, Home Bancorp's stock will not be insured. However, your savings deposit accounts will continue to be insured up to the maximum amount allowed by the FDIC.

Q: HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

A: Complete the stock order form and certification as instructed. Make sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10 per share). Total payment must accompany the order form and certification and be received by Home Federal prior to 12:00 Noon, Central Time, on ____________________, 1996. The payment options for stock purchases are as follows:

     . Check or money order sent or delivered to any of Home Federal's offices or the Stock Information Center. If payment is made by check or money order, interest will be earned at the rate of interest paid by Home Federal on passbook accounts from the date of receipt until the Conversion is completed.

     . Withdrawal of funds from an existing account of Home Federal in an amount equal to the Purchase Price. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings deposit accounts are insured by the FDIC up to legally applicable limits and will earn interest until closing on the conversion. There will not be a penalty for early withdrawal of certificate accounts for stock purchases in the Subscription Offering.

     . IRA purchases. If you wish to purchase shares of Home Bancorp stock for an IRA account, either at Home Federal or elsewhere, we may be able to accommodate you. Please contact the Stock Information Center at (847)

        289-3010 so that we may assist you with the appropriate procedures for such a purchase. Transfer of Such Funds takes time, so please make arrangements as soon as possible.


Q:   IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

A: Home Bancorp has applied to have its common stock quoted on The NASDAQ Stock Market under the symbol _________." If the stock is quoted on NASDAQ, most brokers should be able to assist you with future purchases and sales. However, the marketability of the stock will depend upon the presence in the marketplace of both willing buyers and willing sellers at a given time, and no assurance can be given that an active trading market will develop.

Q:   WHEN WILL I RECEIVE MY STOCK CERTIFICATE(S)?

A: Stock certificates will be mailed by Home Bancorp's transfer agent as soon as practicable after the conversion is completed. Please be aware that you may not be able to sell the shares that you purchased until you receive your certificate.

Q:   WILL THERE BE ANY DIVIDENDS?

A: The Board of Directors of Home Bancorp initially does not intend to pay a cash dividend. Any future dividend policy will be determined by the Board of Directors, and will take into account various regulatory restrictions, earnings and market conditions, among other factors.

Q:   MAY I CHANGE MY MIND?

A: The stock order form you execute cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form.

Q:   ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

A: NO. No person may transfer or enter into any agreement to transfer the subscription rights issued under the Plan of Conversion, or the shares to be issued upon their exercise. Persons violating such prohibition may lose their right to purchase stock in the conversion.

Q:   HOW MAY I GET MORE INFORMATION?

A: We hope that these questions and answers will help you to better understand the Conversion and the stock offering. If you desire further information, please contact our Stock Information Center at: (847) 289-3010.

                             [HOME FEDERAL'S LOGO]

                            STOCK INFORMATION CENTER
                             16 NORTH SPRING STREET
                          ELGIN, ILLINOIS  60120-5569
                                 (847) 289-3010


     This does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock of Home Bancorp offered in connection with the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp Common Stock in connection with the Conversion are made only by means of the Prospectus. Solicitations of proxies in connection with the Conversion are made only by means of the Proxy Statement. There shall be no sale of Home Bancorp Common Stock in any state or jurisdiction in which any offer, solicitation of an offer or sale of Home Bancorp Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state or jurisdiction. A Prospectus and a Proxy Statement may be obtained by calling Home Federal's Stock Information Center at
(847) 289-3010.

THE SHARES OF HOME BANCORP COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENT AGENCY.

                             QUESTIONS AND ANSWERS
                                  ABOUT VOTING

ABOUT THE TRANSACTION

Q:   WHAT IS A CONVERSION?


A: Home Federal Savings and Loan Association of Elgin ("Home Federal") presently operates as a federally-chartered mutual savings and loan association. It has no stockholders and its directors are elected by our member savers and borrowers. After the Conversion, we will be a federally-chartered stock savings and loan association owned by a holding company. This holding company, Home Bancorp of Elgin, Inc. ("Home Bancorp"), will be owned by stockholders who will have voting rights with respect to certain key business matters. Home Bancorp is offering shares of common stock to Home Federal's members, employees plans, employees and directors. Any shares that remain unsold may then be offered to members of the general public.

Q:   WHAT IS HOME BANCORP AND WHY IS IT BEING FORMED?

A: Home Bancorp is a newly organized holding company created by Home Federal specifically to purchase 100% ownership in Home Federal upon its conversion to stock form. Home Bancorp is offering shares of its Common Stock for sale to Home Federal's members and, if shares are available, to the general public. All of the common stock to be issued by Home Federal will be owned by the holding company. The additional capital provided through the offering of Home Bancorp stock will support future lending activities and local expansion of the financial services currently offered through Home Federal.

Q:   WHAT ARE THE BENEFITS OF CONVERSION?

A: The conversion and sale of stock will increase Home Federal's capital and enable it to:

     .  Enhance its ability to access capital markets;

     .  Expand its current operations;

     .  Acquire other financial institutions or branch offices;

     . Provide affordable home financing opportunities to the communities it serves; and

     . Diversify into other financial services to the extent allowable by applicable law.

Q:   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?


A: No. The Conversion will not affect the amount, interest rate or withdrawal rights of your deposit account (unless you purchase stock in the Conversion and pay for your stock by authorizing a withdrawal from a Home Federal account). Deposit accounts at Home Federal will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. Your savings deposit account is not being converted to stock. The rights and obligations of borrowers under their loan agreements also will not be affected.

Q:   HOW DO I BENEFIT FROM THE CONVERSION?


A: The Conversion is expected, among other things, to enable Home Federal to provide the customers and communities it serves with a higher level of service and access to a broader variety of financial products and services. Also, while you are not obligated to become a stockholder of Home Bancorp, you will have the opportunity to purchase shares at the initial public offering price and at no commission cost to you.


ABOUT MEMBERS' VOTING RIGHTS

Q:   WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

A: Depositors on the Voting Record Date, which is _________________, 1996, as well as borrowers as of the Voting Record Date, who will continue as such through the date of the Special Meeting.

Q:   HOW WAS MY NUMBER OF VOTES DETERMINED?

A: Each savings deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's savings accounts on the Voting Record Date. Each borrower member is entitled to one vote as a borrower in addition to any votes he or she is entitled to as a saver. The maximum number of votes per member is 1,000.

Q: IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE STOCK?

A: No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase stock. However, all members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

Q:   AM I REQUIRED TO VOTE?

A: No. However, failure to vote is the same as voting against the Conversion. Therefore, all members are urged to vote for the Conversion.

Q:   MAY I COME TO THE SPECIAL MEETING AND VOTE?

A: Yes. However, we encourage you to send a proxy card even if you plan to attend the meeting. The proxy card is revocable and can be changed by voting a later dated proxy or ballot at the meeting.

Q:   WHY DID I RECEIVE SEVERAL PROXY CARDS?

A: If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Q:   MUST BOTH PARTIES ON A JOINT SAVINGS ACCOUNT SIGN THE PROXY CARD?

A: No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.


Q:   IF I DON'T BUY STOCK MAY I STILL VOTE AT HOME FEDERAL'S ANNUAL MEETINGS?

A: After Conversion, only stockholders will have voting rights. However, the operations of the Bank and the general terms and balances of your savings deposit account and loans will remain unchanged.

Q:   HOW MAY I GET MORE INFORMATION?


A: We hope that these questions and answers will help you to better understand the Conversion. If you desire further information, please contact our Stock Information Center at: (847) 289-3010.

                            VOTE YES FOR CONVERSION

                               YOUR VOTE COUNTS!

     The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has unanimously adopted a plan to convert Home Federal from a mutual savings and loan association to a stock savings and loan association. The Board of Directors concluded that the conversion would be in the best interests of Home Federal, its depositors, borrowers and the communities served by Home Federal. As a member of Home Federal, you have the right to vote on Home Federal's plan to convert to the stock form of organization. Further details on the Conversion, including the background and reasons for the Conversion, are contained in the Proxy Statement. Please read it carefully.


                         HOW TO COMPLETE THE PROXY CARD

1. Check the appropriate box. Your Board of Directors unanimously recommends voting "FOR" the Conversion.

2.   Enter the date on the Proxy Card.

3.   Sign the Proxy Card.


4. Return your completed Proxy Card in the postage-paid white envelope provided, or bring it to the Home Federal office most convenient for you.

5.   Please complete and return all Proxy Cards you receive.

                             [HOME FEDERAL'S LOGO]


                            STOCK INFORMATION CENTER
                             16 NORTH SPRING STREET
                          ELGIN, ILLINOIS  60120-5569
                                 (847) 289-3010


     This does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock of Home Bancorp of Elgin, Inc. offered in connection with the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp of Elgin, Inc. Common Stock in connection with the Conversion are made only by means of the Prospectus. Solicitations of proxies in connection with the Conversion are made only by means of the Proxy Statement. There shall be no sale of Home Bancorp of Elgin, Inc. Common Stock in any state or jurisdiction in which any offer, solicitation of an offer or sale of Home Bancorp of Elgin, Inc. Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state or jurisdiction. A Prospectus and a Proxy Statement may be obtained by calling Home Federal's Stock Information Center at (847) 289-3010.

THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENT AGENCY.

                 [FULL CUSTOMER MAILING-HOME FEDERAL LETTERHEAD]


[INSERT DATE]


Dear Valued Customer,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership will increase Home Federal's capital which will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. ("Home Bancorp"). Home Bancorp will own all of the common stock of Home Federal. Home Bancorp is offering up to 6,612,500 shares of its common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As a depositor on either March 31, 1995, June 30, 1996, or _____, 1996, you have a preferential right to subscribe to purchase the common stock of Home Bancorp during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.

 . PROSPECTUS: This document provides detailed information about Home Federal's operations and the proposed stock offering. Please read it carefully.

 . STOCK QUESTIONS AND ANSWERS: This brochure answers key questions about the Conversion.

 . STOCK ORDER FORM and CERTIFICATION FORM to be completed in order to purchase shares of Home Bancorp stock. Payment by check or written authorization to withdraw from a specified Home Federal account must accompany each stock order form and certification. This order must be received by Home Bancorp not later than 12:00 Noon, Central Time, on _____, 1996.

If you would like to purchase Home Bancorp stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Information Center as soon as possible at (847) 289-3010.

If you are a current depositor of Home Federal, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

We believe it is in the best interest of Home Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Information Center at (847) 289-3010.

Sincerely,



George L. Perucco
President and
Chief Executive Officer


Enclosures


  This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus, copies of which may be obtained by contacting the stock information center.

  The shares of common stock offered in the conversion are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency.

- --------------------------------------------------------------------------------

                                   PROXYGRAM
                           {HOME FEDERAL LETTERHEAD}

- --------------------------------------------------------------------------------

DEAR HOME FEDERAL CUSTOMER:

OUR RECORDS INDICATE THAT YOUR VOTE ON HOME FEDERAL'S PLAN OF CONVERSION HAS NOT
                               ----
YET BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT TO US.  PLEASE ACT PROMPTLY!  SIGN AND DATE ALL
             --------------                                             ---
PROXY CARDS YOU HAVE RECEIVED, INCLUDING THOSE YOU RECEIVED WITH THIS LETTER, AND MAIL THEM IN THE ENCLOSED POSTAGE PAID ENVELOPE OR DELIVER THEM TO ANY HOME FEDERAL OFFICE.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND URGES YOU TO VOTE "FOR" THE PLAN.

REMEMBER, VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.


THE BALANCE, MATURITY AND WITHDRAWABILITY OF YOUR SAVINGS DEPOSITS WITH HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN WILL NOT CHANGE (UNLESS YOU ELECT TO PURCHASE STOCK IN THE CONVERSION AND PAY FOR THE STOCK BY AUTHORIZING A WITHDRAWAL FROM A HOME FEDERAL DEPOSIT). SAVINGS DEPOSITS WILL REMAIN INSURED BY THE FDIC TO THE MAXIMUM EXTENT PROVIDED BY LAW.

SHOULD YOU NEED FURTHER INFORMATION OR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT (847) 289-3010.

THANK YOU!

                             THE BOARD OF DIRECTORS
                                       OF
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN


     This does not constitute an offer to sell or a solicitation of an offer to buy any shares of Home Bancorp of Elgin, Inc. Common Stock offered in connection with the conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp of Elgin, Inc. Common Stock in connection with the conversion are made by means of the Prospectus. There shall be no sale of Home Bancorp of Elgin, Inc. Common stock in any state in which any offer, solicitation of an offer or sale of Home Bancorp of Elgin, Inc. Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state. A prospectus may be obtained by calling the Stock Information Center at (847) 289-3010.

     The shares of Home Bancorp of Elgin, Inc. Common Stock offered in the conversion are not deposits and are not insured by the FDIC or any other government agency.

                  INTERESTED INVESTOR-HOME FEDERAL LETTERHEAD

INSERT DATE

Dear Interested Investor,


The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership will increase Home Federal's capital and will enable Home Federal to support future
         --------------
banking activities.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. (the "Company"). The Company will own all of the common
                       -----------------------------
stock of Home Federal.  The Company is offering up to 6,612,500 shares of its
                        -----------
common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As an interested investor in the common stock of the Company,
                                                ---              --------------
you have requested some information regarding Home Federal and the Conversion. For your convenience this packet includes the following material:

 .    PROSPECTUS:  This document provides detailed information about Home
     Federal's operations and the proposed stock offering. Please read it carefully.

 .    STOCK QUESTIONS AND ANSWERS:  This brochure answers key questions about the
     Conversion.


We believe it is in the best interests of Home Federal to have our customers and members of the communities we serve as our stockholders; therefore, we are not accepting orders from the local community or general public until the conclusion
                                                            --------------------
of the subscription offering to customers and members of Home Federal, which is
- -------------------------------------------------------------------------------
expected to recur on ____________.  If you have any questions, please call the
- ---------------------------------
Stock Information Center at (847) 289-3010.
                                  --------

Sincerely,


George L. Perucco
President and
Chief Executive Officer

Enclosures

     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                    FOREIGN ACCOUNTS-HOME FEDERAL LETTERHEAD

INSERT DATE

Dear Valued Customer,


The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership will increase Home Federal's capital which will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

If you are a current depositor of Home Federal, you will find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.


Home Bancorp of Elgin, Inc., the proposed holding company for Home Federal, is making an initial public offering of its common stock in connection with the Conversion. However, we regret to inform you that we are unable to offer shares of common stock in the offering to members residing outside of the United States. If you have any questions, please call the Stock Information Center at
(847) 289-3010.

Sincerely,


George L. Perucco
President and
Chief Executive Officer

Enclosures


   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                     DARKSKIED STATES-HOME FEDERAL LETTERHEAD

INSERT DATE

Dear Valued Customer,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership will increase Home Federal's capital which will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

If you are a current depositor of Home Federal, you will find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.

Home Bancorp of Elgin, Inc., the proposed holding Company for Home Federal, is making an initial public offering of its common stock in connection with the Conversion. However, the laws of your state would require us to register (1) Home Bancorp of Elgin, Inc. common stock to be issued in the offering or (2) an agent of Home Bancorp of Elgin, Inc. to solicit the sale of such stock. Because the number of eligible subscribers in your state is not sufficiently large to justify the expenses of such registration, we are unable to offer you shares of common stock in the offering. If you have any questions, please call the Stock Information Center at (847) 289-3010.

Sincerely,

George L. Perucco
President and
Chief Executive Officer

Enclosures

   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                     [BLUE SKY-HOVDE SECURITIES LETTERHEAD]


INSERT DATE

Dear Members and Friends of Home Federal Savings and Loan Association of Elgin;

     At the request of Home Bancorp of Elgin, Inc., and Home Federal Savings and Loan Association of Elgin ("Home Federal"), we have enclosed certain materials regarding the offering of Common Stock in connection with the conversion of Home Federal from a mutual savings and loan association to a stock savings and loan association. The materials include a Prospectus, as well as a stock order form and certification form, which offer you the opportunity to subscribe for shares of Common Stock.


     It is urged that you study these materials carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a savings deposit account at Home Federal) not later than 12:00 Noon, Central Time, on September xx, 1996 in the enclosed postage-paid envelope or deliver it to any office of Home Federal Savings and Loan Association of Elgin. If you have any questions after reading the enclosed materials, please call the Stock Information Center at
(847) 289-3010. The Stock Information Center is open Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time.

     We have been asked to supply these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                              Sincerely,

                              HOVDE SECURITIES, INC.



     The shares of Home Bancorp of Elgin, Inc. Common Stock offered in the conversion are not savings deposits and are not insured by the FDIC or any other government agency.

     This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

- --------------------------------------------------------------------------------

                                  STOCK GRAM
                           {HOME FEDERAL LETTERHEAD}

- --------------------------------------------------------------------------------

DEAR HOME FEDERAL CUSTOMER:

WE ARE PLEASED TO ANNOUNCE THAT HOME BANCORP OF ELGIN, INC. IS OFFERING UP TO 6,612,500 SHARES OF ITS COMMON STOCK IN CONNECTION WITH THE CONVERSION OF HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN ("HOME FEDERAL") FROM A FEDERALLY CHARTERED MUTUAL SAVINGS AND LOAN ASSOCIATION TO A FEDERALLY CHARTERED STOCK SAVINGS AND LOAN ASSOCIATION.

HOME FEDERAL IS CONVERTING TO INCREASE ITS CAPITAL AND TO STRUCTURE ITSELF IN A FORM USED BY COMMERCIAL BANKS AND MANY OTHER BUSINESS ENTITIES AND A GROWING NUMBER OF SAVINGS INSTITUTIONS. WE PREVIOUSLY MAILED YOU A SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS PROVIDING YOU DETAILED INFORMATION ABOUT HOME FEDERAL AND THE PROPOSED STOCK OFFERING. WE ASK YOU TO PLEASE READ THESE MATERIALS.

WE INVITE OUR LOYAL CUSTOMERS TO BECOME CHARTER STOCKHOLDERS OF HOME BANCORP OF ELGIN, INC. IF YOU ARE INTERESTED IN PURCHASING SHARES OF COMMON STOCK IN HOME BANCORP OF ELGIN, INC., YOU MUST SUBMIT YOUR STOCK ORDER FORM, CERTIFICATION FORM, AND PAYMENT PRIOR TO 12:00 P.M., SEPTEMBER XX, 1996.

IF YOU HAVE ANY QUESTIONS REGARDING THE STOCK OFFERING PLEASE CALL THE STOCK INFORMATION CENTER AT (847) 289-3010 OR STOP BY OUR OFFICE LOCATED AT 16 NORTH SPRING STREET, ELGIN, ILLINOIS 60120.


THANK YOU!

                            THE BOARD OF DIRECTORS
                                      OF
              HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN

- --------------------------------------------------------------------------------
     This does not constitute an offer to sell or the solicitation of an offer to buy any shares of Home Bancorp of Elgin, Inc. Common Stock offered in connection with the Conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp of Elgin, Inc. Common Stock in connection with the Conversion are made only by means of the Prospectus. There shall be no sale of Home Bancorp of Elgin, Inc. Common Stock in any state in which any offer, solicitation of an offer or sale of Home Bancorp of Elgin, Inc. Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state. A Prospectus may be obtained by calling the Stock Information Center at (847) 289-3010.

     THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                    [INTEREST ONLY-HOME BANCORP LETTERHEAD]

{INSERT DATE}

Dear Subscriber,

I want to thank you for your interest in Home Federal's common stock. We are extremely proud of the support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

As you purchased your stock with a check or cash, we are enclosing a check for payment of the interest on those funds. Your stock certificate(s) are being mailed directly to you from our Transfer Agent, XXXXXXXX.

Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.


                                Sincerely,


                                George L. Perucco
                                President and Chief Executive Officer

               [OVERSUBSCRIPTION LETTER-HOME BANCORP LETTERHEAD]

{INSERT DATE}



Dear Subscriber:

I want to thank you for your interest in Home Bancorp of Elgin, Inc. common stock. We are extremely proud of the support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

However, due to the oversubscription of our common stock during the Subscription Offering, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the amount of your order we were unable to fill plus interest. The stock certificates for the balance of your order are being sent to you directly from our transfer agent, xxxxxxx.

If you continue to be interest in acquiring common shares of Home Bancorp of Elgin, Inc., the stock should begin trading on the Nasdaq National Market on or about September xx, 1996 under the symbol HBEI.

Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                                        Sincerely,



                                        George L. Perucco
                                        President and Chief Executive Officer